Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

26-19

Contacts:	Jayshree Desai, CFO Kip Rupp, CFA, IRC - Investors Sean Eastman - Investors Quanta Services, Inc. (713) 629-7600	Media – Mili Gosar FGS Global (832) 640-7570

QUANTA SERVICES REPORTS THIRD QUARTER 2026 RESULTS

Third Quarter Consolidated Revenues of $12.0 Billion*

Third Quarter GAAP Diluted EPS of $4.55* and Adjusted Diluted EPS of $6.06*

Net Income Attributable to Common Stock of $694.9 Million*

Adjusted EBITDA of $1.4 Billion*

Cash Flow From Operations of $1.5 Billion* and Free Cash Flow of $1.2 Billion*

Remaining Performance Obligations (RPO) of $41.8 Billion* and Total Backlog of $63.7 Billion*

Strong Performance Drives Significant Increase In 2026 Financial Expectations Across All Metrics

* = Record quarterly or record third quarter result

HOUSTON – October 29, 2026 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended September 30, 2026. Revenues in the third quarter of 2026 were $12.01 billion compared to revenues of $7.63 billion in the third quarter of 2025, and net income attributable to common stock was $694.9 million, or $4.55 per diluted share, in the third quarter of 2026 compared to net income attributable to common stock of $339.4 million, or $2.24 per diluted share, in the third quarter of 2025. Adjusted diluted earnings per share attributable to common stock was $6.06 for the third quarter of 2026 compared to $3.33 for the third quarter of 2025.

“Quanta delivered another exceptional quarter, with third-quarter results that again exceeded expectations. Revenue, adjusted EBITDA and adjusted diluted earnings per share all achieved strong double-digit growth, cash flow was robust and total backlog reached a record $63.7 billion. These results demonstrate the power of our solutions-based operating model, as well as the execution certainty our self-perform capabilities deliver for customers every day. Given this outperformance and the expected incremental strength in the fourth quarter, we are again significantly increasing our full-year 2026 financial expectations across all metrics,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

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“The breadth of our portfolio, combined with the fungibility of our skilled workforce across multiple end markets, provides a significant competitive advantage. This flexibility allows us to strategically deploy resources where demand is strongest, mitigate exposure to individual market cycles and deliver more consistent, predictable outcomes for our customers and stockholders. With demand for our services broadening across utility, power generation, industrial and technology customers, we are pacing ahead of the multi-year growth targets we outlined at our 2026 Investor Day, and our conviction in Quanta’s ability to compound profitable growth over the long term continues to strengthen. We believe there is opportunity to deliver strong double-digit adjusted EPS growth in 2027, supported by continued backlog growth.”

Certain items that impacted Quanta’s results for the three and nine months ended September 30, 2026 and 2025 are reflected as adjustments in the calculation of Quanta’s adjusted net income attributable to common stock, adjusted diluted earnings per share attributable to common stock and adjusted EBITDA (non-GAAP financial measures). These items are described in the accompanying tables reconciling adjusted net income attributable to common stock, EBITDA and adjusted EBITDA to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock. Quanta completed five acquisitions in the first nine months of 2026 and eight acquisitions during the full year 2025, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2026 and 2025, see the footnotes in the accompanying tables presenting Supplemental Segment Data and reconciliations of EBITDA, adjusted EBITDA, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock (non-GAAP financial measures) to their comparable GAAP financial measures.

RECENT HIGHLIGHTS

•

Completed Two Acquisitions - In September and October 2026, Quanta completed two acquisitions that strengthen its front-end, fabrication and supply chain capabilities. The first is a Houston, Texas-based energy services provider with approximately 320 employees that offers engineering and design, fabrication, automation and controls, and engineering, procurement and construction services, and is included in the Underground and Infrastructure segment. The second is a Fort Worth, Texas-based vertically integrated manufacturer of steel monopoles and lighting structures, primarily for utility transmission and distribution applications, with approximately 270 employees, which will primarily be included in the Electric segment. Aggregate consideration, net of cash acquired, was approximately $245 million, consisting of approximately $96 million in cash paid or payable and approximately $149 million in Quanta common stock. The two newly announced acquisitions are not expected to contribute materially to Quanta’s full-year 2026 financial results.

•

Enhanced Liquidity and Financial Flexibility - In August 2026, Quanta issued $2.00 billion aggregate principal amount of senior notes. In July 2026, Quanta increased the aggregate revolving commitments under its senior credit facility from $2.80 billion to $2.98 billion and extended the maturity date for revolving loans from July 31, 2030 to July 31, 2031. Effective August 8, 2026, Quanta increased the maximum amount of its unsecured commercial paper program from $2.80 billion to $2.98 billion. On September 1, 2026, Quanta prepaid the full $618.8 million outstanding balance of the term loan under its senior credit facility.

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Published 2025 Sustainability Report - In September 2026, Quanta published its 2025 Sustainability Report, which provides transparency around Quanta’s sustainability strategy and the company’s continued progress in 2025. Titled “Craft + Culture,” the report highlights how Quanta’s craft-skilled workforce and the investment in training, safety and leadership development behind it position the company to meet growing demand for reliable power, resilient infrastructure and modern energy systems.

•

Appointed Ellen Rubin to Board of Directors - In September 2026, Ellen Rubin joined Quanta’s Board of Directors. Ms. Rubin currently serves as an Operating Partner at Glasswing Ventures LLC, a venture capital firm focused on AI and frontier technologies, and as a director of Allegion plc. She brings executive leadership and public company board experience, as well as deep technology expertise, including AI and cloud computing innovation, technology strategy and cybersecurity risk management.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2026

Revenues in the nine months ended September 30, 2026 were $29.45 billion compared to revenues of $20.64 billion in the nine months ended September 30, 2025, and net income attributable to common stock was $1.37 billion, or $8.97 per diluted share, in the nine months ended September 30, 2026 compared to net income attributable to common stock of $712.9 million, or $4.72 per diluted share, in the nine months ended September 30, 2025. Adjusted diluted earnings per share attributable to common stock was $12.98 for the nine months ended September 30, 2026 compared to $7.59 for the nine months ended September 30, 2025.

FULL-YEAR 2026 OUTLOOK

Prior to the Company’s conference call, management will post a summary of Quanta’s updated 2026 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors affecting project timing and execution have impacted, and may impact in the future, Quanta’s financial results. Additionally, we continue to consider future uncertainty associated with overall challenges to the domestic and global economy, including inflation, interest rates and potential recessionary economic conditions. Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the Company is executing on and the opportunities expected to materialize during the remainder of 2026.

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in Cautionary Statement About Forward-Looking Statements and Information. For the full year ending December 31, 2026, Quanta now expects revenues to range between $41.3 billion and $41.6 billion and net income attributable to common stock to range between $1.92 billion and $1.98 billion. Quanta also now expects diluted earnings per share attributable to common stock to range between $12.57 and $12.97 and adjusted diluted earnings per share attributable to common stock to range between $17.90 and $18.30. Quanta now expects EBITDA to range between $3.99 billion and $4.09 billion and adjusted EBITDA to range between $4.40 billion and $4.49 billion. Additionally, for the full year ending December 31, 2026, Quanta now expects net cash provided by operating activities to range between $3.45 billion and $4.00 billion and free cash flow (a non-GAAP financial measure) to range between $2.50 billion and $3.00 billion.

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NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2026 expectations (as applicable): adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA to net income attributable to common stock; free cash flow to net cash provided by operating activities; and backlog to remaining performance obligations.

EARNINGS WEBCAST AND SUPPLEMENTAL MATERIALS INFORMATION

Quanta Services has scheduled a webcast and conference call for 9:00 a.m. Eastern Time today, October 29, 2026. This event will be facilitated through web-based audio using a Zoom Webinar. To register for and access the event, please log in to the webinar through the Investor Relations section of Quanta’s website (http://investors.quantaservices.com). Once registered, if you prefer to access the call by phone, dial-in details will be provided on the event access page upon registration and when prompted, please enter the unique Participant ID provided to join the call. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the webcast a digital recording will be available on the Company’s website.

Additionally, Quanta has posted its Third Quarter 2026 Operational and Financial Commentary, as well as all other supplemental earnings call materials, in the Investor Relations section of the Quanta Services website. While management intends to make brief introductory remarks during the earnings call, the Operational and Financial Commentary is intended to largely replace management’s prepared remarks, allowing additional time for questions from the institutional investment community. For more information, please contact Kip Rupp, Vice President - Investor Relations or Sean Eastman, Director - Investor Relations at Quanta Services, at 713-629-7600 or investors@quantaservices.com.

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FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

ABOUT QUANTA SERVICES

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, power generation, load center, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy, load center and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and GAAP and non-GAAP financial results, including EBITDA, adjusted EBITDA and backlog; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding Quanta’s plans and strategies, including with respect to supply chain solutions and expanded or new services offerings; the business plans or financial condition of Quanta’s customers; the potential benefits from, and future financial and operational performance of, acquired businesses and investments; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties, as well as the collectability of receivables; the development of and opportunities with respect to future projects, including projects involving renewable energy and other power generation, electrical grid modernization, upgrade and hardening projects, data centers and other technology infrastructure, advanced manufacturing facilities and larger transmission and pipeline infrastructure; expectations regarding the future availability and price of materials and equipment necessary for the performance of Quanta’s business; the expected impact of global and domestic economic or political conditions on Quanta’s business, financial condition, results of operations, cash flows, liquidity and demand for Quanta’s services, including inflation, interest rates, tariffs and recessionary economic conditions and commodity prices and production volumes; the expected impact of changes or potential changes in climate and the physical and transition risks associated with changes in climate; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of Quanta’s equity or debt securities or repayments of other outstanding debt; the expected impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; the expected recognition and realization of Quanta’s remaining performance obligations and backlog; expectations regarding the outcome of pending or threatened legal proceedings; expectations regarding the outcome of insurance claims; and expectations regarding Quanta’s ability to maintain its current credit ratings; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which Quanta operates, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, right of way acquisition, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints; the effect of commodity prices and production volumes, which have been and may continue to be affected by inflationary pressure and geopolitical conditions, on Quanta’s operations and growth opportunities and on customers’ capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and certain of Quanta’s product solutions, as well as the conditions in which Quanta operates and can be due to the failure of infrastructure on which Quanta has performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal claims and proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance and amounts related to claims up to the applicable deductible of Quanta’s third-party insurance; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums and deductibles for coverage deemed beneficial to Quanta, increases in amounts or retention amounts or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile or large-scale infrastructure project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of, among other things, inflationary pressure, regulatory, supply chain and logistical challenges on these third parties; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s inability to attract, the potential shortage of and increased costs with respect to skilled employees, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of changes in climate; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for Quanta’s services; the failure of existing or potential legislative actions and initiatives to result in increased demand for Quanta’s services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflationary pressure, supply chain or production disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; loss of or deterioration of relationships with customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; the impact of the unionized portion of Quanta’s workforce on its operations; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; new or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2025, Quanta’s Quarterly Reports on Form 10-Q

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for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026 (when filed) and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended

September 30, 2026 and 2025

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues	$12,014,877	$7,631,408	$29,446,661	$20,637,749
Cost of services	10,006,595	6,414,974	24,785,872	17,579,704

Gross profit	2,008,282	1,216,434	4,660,789	3,058,045
Equity in earnings of integral unconsolidated affiliates	9,987	13,731	36,046	41,104
Selling, general and administrative expenses	(783,287)	(572,950)	(2,102,503)	(1,595,271)
Amortization of intangible assets	(188,632)	(133,195)	(497,970)	(355,935)
Increase in fair value of contingent consideration liabilities	(19,803)	(6,803)	(36,202)	(21,363)

Operating income	1,026,547	517,217	2,060,160	1,126,580
Interest and other financing expenses	(83,985)	(71,806)	(230,800)	(185,697)
Interest income	9,721	3,722	15,936	11,345
Other (expense) income, net	(7,717)	13,311	(27,211)	17,688

Income before income taxes	944,566	462,444	1,818,085	969,916
Provision for income taxes	237,655	119,605	420,164	244,585

Net income	706,911	342,839	1,397,921	725,331
Less: Net income attributable to non-controlling interests	12,052	3,419	31,056	12,403

Net income attributable to common stock	$694,859	$339,420	$1,366,865	$712,928

Earnings per share attributable to common stock:
Basic	$4.62	$2.28	$9.10	$4.80

Diluted	$4.55	$2.24	$8.97	$4.72

Shares used in computing earnings per share:
Weighted average basic shares outstanding	150,533	149,039	150,176	148,590

Weighted average diluted shares outstanding	152,693	151,496	152,388	151,128

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,315,271	$439,508
Accounts receivable, net	10,144,064	6,847,091
Contract assets	1,713,217	1,522,186
Inventories	480,512	370,372
Prepaid expenses and other current assets	1,053,902	724,260

Total current assets	15,706,966	9,903,417
PROPERTY AND EQUIPMENT, net	3,893,823	3,455,204
OPERATING LEASE RIGHT-OF-USE ASSETS	485,587	400,814
OTHER ASSETS, net	1,411,575	944,050
OTHER INTANGIBLE ASSETS, net	3,169,870	2,906,188
GOODWILL	8,081,610	7,317,228

Total assets	$32,749,431	$24,926,901

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$639,343	$763,898
Current portion of operating lease liabilities	129,783	114,377
Accounts payable and accrued expenses	7,189,693	4,579,458
Contract liabilities	5,535,809	3,258,465

Total current liabilities	13,494,628	8,716,198
LONG-TERM DEBT, net of current maturities	6,351,734	5,231,008
OPERATING LEASE LIABILITIES, net of current portion	391,035	309,671
DEFERRED INCOME TAXES	541,020	502,626
INSURANCE AND OTHER NON-CURRENT LIABILITIES	1,349,217	1,139,524

Total liabilities	22,127,634	15,899,027

TOTAL STOCKHOLDERS’ EQUITY	10,535,611	8,938,249
NON-CONTROLLING INTERESTS	86,186	89,625

TOTAL EQUITY	10,621,797	9,027,874

Total liabilities and equity	$32,749,431	$24,926,901

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2026 and 2025 (In thousands, except percentages) (Unaudited)

Segment Results

The following table sets forth segment revenues, segment operating income and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Revenues:
Electric	$9,799,838	81.6%	$6,172,019	80.9%	$24,106,300	81.9%	$16,574,484	80.3%
Underground and Infrastructure	2,215,039	18.4	1,459,389	19.1	5,340,361	18.1	4,063,265	19.7

Consolidated revenues	$12,014,877	100.0%	$7,631,408	100.0%	$29,446,661	100.0%	$20,637,749	100.0%

Operating income (loss):
Electric (a)	$1,238,137	12.6%	$703,839	11.4%	$2,697,444	11.2%	$1,664,623	10.0%
Underground and Infrastructure	207,952	9.4%	122,216	8.4%	469,341	8.8%	289,786	7.1%
Corporate and Non-Allocated Costs (b)	(419,542)	(3.5)%	(308,838)	(4.0)%	(1,106,625)	(3.8)%	(827,829)	(4.0)%

Consolidated operating income	$1,026,547	8.5%	$517,217	6.8%	$2,060,160	7.0%	$1,126,580	5.5%

(a)

Included in operating income for the Electric segment was equity in earnings of integral unconsolidated affiliates of $10.0 million and $13.7 million for the three months ended September 30, 2026 and 2025, and $36.0 million and $41.1 million for the nine months ended September 30, 2026 and 2025.

(b)

Included in corporate and non-allocated costs was, among other things, amortization expense of $188.6 million and $133.2 million for the three months ended September 30, 2026 and 2025, and $498.0 million and $355.9 million for the nine months ended September 30, 2026 and 2025, as well as non-cash stock-based compensation of $67.9 million and $46.9 million for the three months ended September 30, 2026 and 2025 and $193.9 million and $129.1 million for the nine months ended September 30, 2026 and 2025.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders under fixed price contracts not yet completed or for which work has not yet begun as of such dates and, to a lesser extent, from certain unit-priced contracts with more than an insignificant amount of partially completed units. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to be realized, and revenues from change orders and claims to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

Quanta has also historically disclosed its backlog, a measure commonly used in its industry but not recognized under GAAP. Quanta believes this measure enables management to more effectively forecast its future capital needs and results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting Quanta’s future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of its backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and certain non-fixed price contracts. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

Estimates of the timing of revenue recognition of remaining performance obligations are subject to change based on, among other things, project accelerations; project cancellations or delays, including but not limited to those caused by commercial issues, permitting and regulatory requirements, natural disasters, emergencies and adverse weather conditions; and final acceptance of change orders by customers. These factors can cause revenues to be realized in periods and at levels that are different than originally projected.

The following table reconciles total remaining performance obligations to Quanta’s backlog (a non-GAAP financial measure) by reportable segment along with estimates of amounts expected to be realized within 12 months. The following table shows dollars in thousands.

	September 30, 2026		December 31, 2025		September 30, 2025
	12 Month	Total	12 Month	Total	12 Month	Total
Electric
Remaining performance obligations	$24,564,896	$37,358,173	$14,188,737	$21,638,080	$12,124,623	$19,088,111
Estimated orders under MSAs and short-term, non-fixed price contracts	6,550,070	14,526,940	7,755,355	14,528,626	6,722,325	13,555,822

Backlog	$31,114,966	$51,885,113	$21,944,092	$36,166,706	$18,846,948	$32,643,933

Underground and Infrastructure
Remaining performance obligations	$3,398,120	$4,394,823	$1,518,060	$2,124,934	$1,325,214	$1,884,648
Estimated orders under MSAs and short-term, non-fixed price contracts	3,935,186	7,451,757	2,404,135	5,684,768	2,137,865	4,645,458

Backlog	$7,333,306	$11,846,580	$3,922,195	$7,809,702	$3,463,079	$6,530,106

Total
Remaining performance obligations	$27,963,016	$41,752,996	$15,706,797	$23,763,014	$13,449,837	$20,972,759
Estimated orders under MSAs and short-term, non-fixed price contracts	10,485,256	21,978,697	10,159,490	20,213,394	8,860,190	18,201,280

Backlog	$38,448,272	$63,731,693	$25,866,287	$43,976,408	$22,310,027	$39,174,039

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2026 and 2025

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2026 and 2025. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as our peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in losses and earnings of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) gain on sale and change in fair value of non-marketable equity securities, net varies from period to period based on various factors, including disposition activity, and changes in qualifying observable prices on investments; and (vii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2026 and 2025

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$694,859	$339,420	$1,366,865	$712,928
Acquisition and integration costs (a)	34,792	31,903	74,544	70,277
Increase in fair value of contingent consideration liabilities	19,803	6,803	36,202	21,363
Equity in losses of non-integral unconsolidated affiliates	1,420	80	10,097	497
Gain on sale and change in fair value of non-marketable equity security investments, net	—	(205)	10,380	(205)
Income tax impact of adjustments (b)	(13,140)	(9,340)	(30,776)	(21,311)
Impact of income tax contingency releases (c)	(4,480)	(207)	(6,548)	(207)

Adjusted net income attributable to common stock before certain non-cash adjustments	733,254	368,454	1,460,764	783,342
Non-cash stock-based compensation	67,926	46,899	193,939	129,121
Amortization of intangible assets	188,632	133,195	497,970	355,935
Amortization included in equity in earnings of integral unconsolidated affiliates	2,537	3,668	7,849	5,991
Income tax impact of non-cash adjustments (b)	(67,436)	(47,806)	(182,060)	(127,754)

Adjusted net income attributable to common stock	$924,913	$504,410	$1,978,462	$1,146,635

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (GAAP as reported)	$4.55	$2.24	$8.97	$4.72
Acquisition and integration costs (a)	0.23	0.21	0.49	0.47
Increase in fair value of contingent consideration liabilities	0.13	0.04	0.24	0.14
Equity in losses of non-integral unconsolidated affiliates	0.01	—	0.07	—
Gain on sale and change in fair value of non-marketable equity security investments, net	—	—	0.07	—
Income tax impact of adjustments (b)	(0.09)	(0.06)	(0.21)	(0.15)
Impact of income tax contingency releases (c)	(0.03)	—	(0.04)	—

Adjusted diluted earnings per share before certain non-cash adjustments	4.80	2.43	9.59	5.18
Non-cash stock-based compensation	0.44	0.31	1.27	0.85
Amortization of intangible assets	1.24	0.88	3.27	2.36
Amortization included in equity in earnings of integral unconsolidated affiliates	0.02	0.02	0.05	0.04
Income tax impact of non-cash adjustments (b)	(0.44)	(0.31)	(1.20)	(0.84)

Adjusted diluted earnings per share	$6.06	$3.33	$12.98	$7.59

Weighted average shares outstanding for diluted and adjusted diluted earnings per share	152,693	151,496	152,388	151,128

See notes to follow.

-MORE-

(a)

The amounts include $1.9 million and $6.7 million for the three months ended September 30, 2026 and 2025 and $6.1 million and $15.2 million for the nine months ended September 30, 2026 and 2025 that, pursuant to acquisition purchase agreements, were or will be withheld from the sellers’ proceeds, and have or will be paid to certain employees upon satisfaction of post-closing service obligations.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(c)	The amounts for the three and nine months ended September 30, 2026 and 2025 are releases of tax contingencies upon expiration of certain statutes of limitation periods.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2026 and 2025

(In thousands)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and nine months ended September 30, 2026 and 2025. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) equity in losses and earnings of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; and (v) gain on sale and change in fair value of non-marketable equity securities, net varies from period to period based on various factors, including disposition activity, and changes in qualifying observable prices on investments. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income attributable to common stock (GAAP as reported)	$694,859	$339,420	$1,366,865	$712,928
Interest and other financing expenses	83,985	71,806	230,800	185,697
Interest income	(9,721)	(3,722)	(15,936)	(11,345)
Provision for income taxes	237,655	119,605	420,164	244,585
Depreciation expense	120,387	103,875	350,819	300,714
Amortization of intangible assets	188,632	133,195	497,970	355,935
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	9,172	8,668	26,030	21,408

EBITDA	1,324,969	772,847	2,876,712	1,809,922
Non-cash stock-based compensation	67,926	46,899	193,939	129,121
Acquisition and integration costs (a)	34,792	31,903	74,544	70,277
Equity in losses of non-integral unconsolidated affiliates	1,420	80	10,097	497
Gain on sale and change in fair value of non-marketable equity security investments, net	—	(205)	10,380	(205)
Increase in fair value of contingent consideration liabilities	19,803	6,803	36,202	21,363

Adjusted EBITDA	$1,448,910	$858,327	$3,201,874	$2,030,975

See note to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2026 and 2025

(In thousands)

(Unaudited)

(a)

The amounts include $1.9 million and $6.7 million for the three months ended September 30, 2026 and 2025 and $6.1 million and $15.2 million for the nine months ended September 30, 2026 and 2025 that, pursuant to acquisition purchase agreements, were or will be withheld from the sellers’ proceeds, and have or will be paid to certain employees upon satisfaction of post-closing service obligations.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Free Cash Flow For the Three and Nine Months Ended September 30, 2026 and 2025 (In thousands) (Unaudited)

Reconciliation of Free Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three and nine months ended September 30, 2026 and 2025. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below. The following table shows dollars in thousands.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$1,453,741	$563,496	$2,940,929	$1,102,405
Less: Net capital expenditures:
Capital expenditures	(267,957)	(142,449)	(719,005)	(415,560)
Cash proceeds from sale of property and equipment and related insurance settlements	13,584	17,049	47,832	39,439

Net capital expenditures	(254,373)	(125,400)	(671,173)	(376,121)

Free Cash Flow	$1,199,368	$438,096	$2,269,756	$726,284

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2026

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2026. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items below: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in losses and earnings of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) change in fair value of non-marketable equity securities varies from period to period based on various factors, including changes in qualifying observable prices on investments and (vii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2026

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2026
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$1,917,000	$1,978,300
Acquisition and integration costs (a)	81,400	81,400
Increase in fair value of contingent consideration liabilities	36,200	36,200
Equity in losses of non-integral unconsolidated affiliates	12,700	12,700
Change in fair value of non-marketable equity security investments	10,400	10,400
Non-cash stock-based compensation	265,400	265,400
Amortization of intangible assets	687,200	687,200
Amortization included in equity in earnings of integral unconsolidated affiliates	9,900	9,900
Income tax impact of adjustments (b)	(283,600)	(283,600)
Impact of income tax contingency releases (c)	(6,500)	(6,500)

Adjusted net income attributable to common stock	$2,730,100	$2,791,400

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (as defined by GAAP)	$12.57	$12.97
Acquisition and integration costs (a)	0.53	0.53
Increase in fair value of contingent consideration liabilities	0.24	0.24
Equity in losses of non-integral unconsolidated affiliates	0.08	0.08
Change in fair value of non-marketable equity security investments	0.07	0.07
Non-cash stock-based compensation	1.74	1.74
Amortization of intangible assets	4.51	4.51
Amortization included in equity in earnings of integral unconsolidated affiliates	0.06	0.06
Income tax impact of adjustments (b)	(1.86)	(1.86)
Impact of income tax contingency releases (c)	(0.04)	(0.04)

Adjusted diluted earnings per share	$17.90	$18.30

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	152,500	152,500

(a)

Includes $8.0 million that, pursuant to acquisition purchase agreements, was or will be withheld from the sellers’ proceeds and will be paid to certain employees upon satisfaction of post-closing service obligations.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(c)	The amount is releases of tax contingencies upon expiration of certain statute of limitations periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2026 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and estimated adjusted EBITDA to estimated net income attributable to common stock for the full year ending December 31, 2026. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (iv) equity in losses and earnings of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; and (v) change in fair value of non-marketable equity securities varies from period to period based on various factors, including changes in qualifying observable prices on investments.

Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

	Estimated Range
	Full Year Ending
	December 31, 2026
Net income attributable to common stock (as defined by GAAP)	$1,917,000	$1,978,300
Interest and other financing expenses, net	279,000	284,000
Provision for income taxes	599,900	626,900
Depreciation expense	475,100	475,100
Amortization of intangible assets	687,200	687,200
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	34,200	34,200

EBITDA	3,992,400	4,085,700
Non-cash stock-based compensation	265,400	265,400
Acquisition and integration costs (a)	81,400	81,400
Change in fair value of non-marketable equity security investments	10,400	10,400
Increase in fair value of contingent consideration liabilities	36,200	36,200
Equity in losses of non-integral unconsolidated affiliates	12,700	12,700

Adjusted EBITDA	$4,398,500	$4,491,800

(a)

Includes $8.0 million that, pursuant to acquisition purchase agreements, was or will be withheld from the sellers’ proceeds and will be paid to certain employees upon satisfaction of post-closing service obligations.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2026 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2026. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2026
Net cash provided by operating activities	$3,450,000	$4,000,000
Less: Net capital expenditures	(950,000)	(1,000,000)

Free Cash Flow	$2,500,000	$3,000,000

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